EXHIBIT 16.1

April 12, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	NEXT GROUP HOLDINGS, INC.
File No. 333-148987

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 12, 2016 of NEXT GROUP HOLDINGS, INC.

(“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in

Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP